Exhibit 10.6

Tianjin Precious Metals Exchange

Comprehensive Membership Agreement

Party A: Tianjin Precious Metals Exchange Co., Ltd.

Address: W28, Airport Business Park, 76 Huanhe North Road, Airport Economic Zone, Tianjin

Postal Code: 300300

Tel.: 022 - 58678141

Fax: 022 - 58678112

Legal representative:

Bank of Deposit:

Bank Account No.:

Party B: Tianjin Rong Jin Hui Yin Precious Metals Management Co., Ltd.

Address: Building #1, Dongfang Shangbo Industrial Park, 3539 Dongfang Road, Pudong New Area, Shanghai

Postal Code: 200125

Tel.: 021 - 20289105

Fax: 021 - 20289076

Legal Representative: Chen Wenbin

Name of Settlement Bank: Tianjin Airport Sub-branch, China Merchants Bank Company Limited

Account Number of Settlement Bank: 122903999110802

Whereas:

1. Party A , namely Tianjin Precious Metals Exchange Co., Ltd. is a market organization which provides trading platform and related services for the investors (i.e. the clients) and members to engage in spot trading of precious metals and deferred spot settlement business, safeguards the legal rights and interests of the parties concerned, regulates and supervises the trading behaviors of all parties involved. Party A has be under normal operation upon consent from Tianjin Municipal People’s Government.

2. Party B, namely Tianjin Rong Jin Hui Yin Precious Metals Management Co., Ltd. fully accepts and agrees to observe various systems, rules and methods formulated by party A, and intends to become a comprehensive member of party A and undertakes to conduct relevant business as required by party A.

In accordance with the laws including Contract Law of the People’s Republic of China and other regulations as well as party A’s rules, both parties enter into the following agreements for party B becoming a comprehensive member of party A, using the platform with services and management provided by party A to develop spot trading of precious metals and deferred spot settlement business.

Article 1 Confirmation and acceptance of party A’s systems, rules and methods

1. Party A and party B confirm that, Tianjin Precious Metals Exchange Trading Rules (for Silver), Tianjin Precious Metals Exchange Trading Rules (for Porpezite), Tianjin Precious Metals Exchange Trading Rules (for Platinum) and other trading rules formulated by the Exchange for relevant trading categories, Management Methods of Tianjin Precious Metals Exchange for Comprehensive Members, Management Methods of Tianjin Precious Metals Exchange for Risk Control, Tianjin Precious Metals Exchange Settlement Management Method, Management Method of Tianjin Precious Metals Exchange for Fund Difference between Settlement Bank and Deposit Bank, Management Methods for Trading Funds of Tianjin Precious Metals Exchange, Management Methods of Tianjin Precious Metals Exchange for Spot Delivery, Management Methods for Spot Delivery of Platinum and Porpezite at Tianjin Precious Metals Exchange, Trading Rules for Comprehensive Members and Special Members of Tianjin Precious Metals Exchange, Management Methods for Non-client Position Trading between Comprehensive Members and Special Members at Tianjin Precious Metals Exchange, Tianjin Precious Metals Exchange Member Unit Branch Methods, Methods for Propaganda and Management of Member Units at Tianjin Precious Metals Exchange, Tianjin Precious Metals Exchange Members Compliance Management Methods, Management Methods for Clients’ Account Data Preservation of Tianjin Precious Metals Exchange, Member Units Intermediary Management Methods of Tianjin Precious Metals Exchange, Management Methods for Investor Account Opening and Cancellation of Tianjin Precious Metals Exchange, Methods for Coping with Non-Trading Risks of Tianjin Precious Metals Exchange and other systems, rules and methods currently effective and to be formulated and amended from time to time are necessary for ensuring justice and fairness of trading and risk control, and party B is committed to observe and strictly execute these systems, rules and methods.

2. Party B confirms that, party B has carefully read various systems, rules and methods issued by party A before signing this Agreement, and has fully understood various obligations and responsibilities which shall be undertaken to engage in the precious metals trading business as a comprehensive member of party A. Party B promises to accept and abide by all systems, rules and methods formulated by party A without preconditions (including but not limited to the systems, rules and methods mentioned in the preceding paragraph, modifications to the above mentioned systems, rules and methods made depending on the trading or market situations from time to time, and new systems, rules and methods formulated by party A in accordance with the trading or market situations), accepts their restrictions, voluntarily assumes all risks and legal responsibilities arsing from this, and accepts party A’s management, supervision and inspection.

Article 2 Agreement performance method and contents

(1) Contents of cooperation: party A provides trading platform and related services including quotation, consultation, training and coordinated management; party B becomes a member of party A, and utilizes the trading platform to complete the trading with investors, and shall pay the annual management fee to party A on an annual basis, and pay the training and consultation service fee to party A in a lump sum;

(2) Term of cooperation: the term of cooperation between party A and party B commences on the date of signature of this Agreement, and ends on the date when party B’s membership terminates;

(3) Party B’s member seat No.: 160

(4) Other contents to be defined: risk deposit paid by party B (including 5 million Yuan of minimum risk deposit at the beginning of the period, minimum risk deposit required for controlling the trading risks) are used as guarantees towards the trading risks and other risks associated with the trading, and such payment shall not be refunded during performance of this Contract. Upon termination of party B’s membership and after the procedures for termination of membership are handled, the residual parts can be refunded to party B.

Article 3 Rights and obligations of party A

1. Party A’s rights mainly include:

(1) Audit party B to decide whether party B is qualified to be party A’s member or can continue to be a member of party A, and suspend or terminate (cancel) party B’s membership;

(2) Collect the entrance training and consultation fee and annual management fee and other charges from party B, and adjust the above mentioned charging standards based on the market situations;

(3) Use hardware equipments deployed by party B;

(4) Require party B to withdraw, deposit and use risk reserves according to the systems and regulations regarding the member risk reserve management;

(5) Draft and amend relevant systems, rules and methods, regulate and check party B’s trading behaviors, propaganda and other behaviors;

(6) Take punitive measures in case party B violates party A’s systems, rules and methods;

(7) Collect the trading management fee in proportion to the sum of each trading; adjust such fee based on the market situation and trading scale;

(8) To control the risks of the whole trading system, when party A thinks that party B is exposed to the trading risk, party A has rights to (but is not obliged to) give risk warning to party

B via telephone call, e-mail and trading system;

(9) Where party B suffers trading risks, but fails to replenish the risk deposit within a certain time limit according to party A’s regulations or requirements, party A shall have the right to take measures including limitation on trading, cease of trading, suspension or cancellation of party B’s membership and other measures that can control risks.

(10) Adjust party B’s minimum risk deposit limit based on the market risk extent and trading scale;

(11) If party B suffers fund difference or other abnormal cases in the process of withdrawal and deposit, party A has the rights to deal with such fund difference according to Management Method of Tianjin Precious Metals Exchange for Fund Difference between Settlement Bank and Deposit Bank.

(12) Assist the public security organs, people’s courts and other judicial offices to handle preservation and compulsory execution, and party B shall be held liable for risk control and supplement the risk deposit as required by party A if party B’s risk deposit is frozen or reduced as party A assists the judicial offices for preservation and compulsory execution; party A is entitled to assist the judicial office for investigation and evidence collection.

(13) If party B is suspected of violation or suffers non-trading risks, before confirming such violation and non-trading risk, party A can limit party B to withdraw and trade and employ other restrictive measures for the purpose of controlling further expansion of consequences caused by such violation and non-trading risk;

(14) Where party B violates the national laws and regulations as well as party A’s management system, and non-trading risks that may influence normal operation exist, party A has the right to suspend or cancel party B’s membership depending on the extent of violation, breach and non-trading risks.

(15) In case party B’s membership is suspended or canceled, party A is entitled to dispose of party B’s clients and transfer relevant data, and party B shall have no objection but to cooperate.

(16) The disposal decisions, related notices and announcement made by party A take effect from the date when they are delivered by party A (sent to the  contact address provided by party B, served to the contact address provided by party B or sent via the trading system).

(17) When the membership of other members are suspended or terminated (canceled), party A has the right to designate party B as the receiving member.

(18) Where party B conducts serious breach and violates the Exchange’s management regulations or party A disqualifies party B to be a member of party A, party A has the right to terminate this Agreement.

(19) To properly safeguard the security of trading data, party A is entitled to require the members to sign a data custody agreement with a designated third party, and provide the trading data to such third party.

2. Party A’s obligations mainly include:

(1) Provide the trading platform for party B to trade with the investors as agreed;

(2) Provide services of consultation, training and coordinated management related with the trading;

(3) Maintain stable operation of the trading platform;

(4) Properly take care of the trading data;

(5) Manage the trading behaviors and safeguard the legal rights and interests of party B and investors during trading.

Article 4 Rights and obligations of party B

1. Party B’s rights mainly include:

(1) Carry out propaganda and develop clients;

(2) Use the trading platform to carry out spot trading of precious metals and spot deferred settlement trading;

(3) Participate in various training activities organized by party A;

(4) Expand the market according to party A’s regulations.

2. Party B’s obligations mainly include:

(1) Party B shall accept party A’s management according to Management Methods for Comprehensive Member of Tianjin Precious Metals Exchange, and pay sufficient the entrance training and consultation service fee (RMB 2 million Yuan, which shall be paid in a lump sum and not be refunded in any cases) and annual management fee (RMB 100,000 Yuan/year), and handle annual review of membership qualification;

(2) Party B shall pay full amount of risk deposit to party A and the initial minimum reserve risk deposit shall be RMB 5 million Yuan;

(3) Party B shall not waive obtained membership without permission. It is prohibited to transfer the membership in any ways (including but not limited to contract, lease, mortgage and lend);

(4) Party B shall follow the Exchange’s regulations on management of member’s risk reserves to withdraw, deposit and use the risk reserves;

(5) Party B shall arrange production, trading, delivery and re-purchase of subject spot precious metals according to party A’s regulations;

(6) Party B shall strictly abide by the deposit system, position limit system, mandatory liquidation system, risk warning system and Management Methods for Risk Control of Tianjin Precious Metals Exchange or other regulations to control the trading risks.

(7) In case party B’s risk deposit becomes insufficient, party B shall replenish the risk deposit on a timely basis. If party B fails to replenish timely, all losses arising from this shall be at party B’s account.

(8) Party B shall evaluate, review and assume corresponding responsibilities for the legality, authenticity, investment capability and anti-risk capability of the investors i.e. clients;

(9) Party B shall deploy relevant software, hardware and communication equipments as required by party A and undertake corresponding charges, and agree party B to own the right to use the above mentioned equipments;

(10) Party B agrees to accept qualification review by party A; accept regular and irregular inspection and investigation by party A; accept party A’s regulation and management; in case of violation of party A’s regulations and this Agreement, party B agrees to assume responsibilities as required by party A.

(11) Party B shall pay the trading management fee in proportion to the sum of each trading with party B’s clients.

(12) If party B suffers fund difference or other abnormal cases in the process of withdrawal and deposit, party B is obliged to cooperate with party A to deal with such fund difference according to Management Method of Tianjin Precious Metals Exchange for Fund Difference

between Settlement Bank and Deposit Bank.

(13) Party B shall be held liable for risk control and replenish the risk deposit as required by party A if party B suffers change in the risk conditions as party A assists the judicial offices for preservation and compulsory execution.

(14) Party B shall properly keep the trading account and all passwords, and independently undertake all consequences caused by improper keeping.

(15) When party B’s membership is suspended or terminated (canceled), party B shall properly arrange for the clients, transfer the client’s data to the receiving members as required by the Exchange, and shall properly dispose of the corporate creditor’s rights and liabilities.

(16) When the membership of other members is suspended or terminated (canceled), and party A assigns party B as the receiving member, party B shall take over the work as required by party A.

Article 5 Confidentiality

Both parties shall follow the principle of good faith and fulfill the obligation of confidentiality depending on the agreement’s property and purposes (party B shall sign a confidential agreement separately as required by party A). One party is not allowed to divulge or disclose the contents of this Agreement and other party’s trade secrets obtained during performance of this Agreement to a third party in any ways (except that party A submits related trading data to a third party for the purpose of investigating party B and shall require such third party to keep secret), and use such information improperly.

Article 6 Responsibilities of default

1. In case of failure in paying sufficient entrance training and consultation service fee, annual management fee or other fees to party A as scheduled, party B shall bear the responsibilities for default and pay a penalty to party A at the loan interest rate of the same period issued by the People’s Bank of China.

2. In case of violation of party A’s rules and methods, party B shall be punished by party A as per the regulations specified in the rules and methods.

3. If party A cancels party B’s membership according to party A’s rules and methods, then this Agreement shall terminate and party B shall compensate for the losses caused for party A due to termination of this Agreement.

Article 7 Force majeure and exceptions

Party A shall not be held liable for the losses caused by the force majeure events including but not limited to earthquake, flood, fire, riot, strike, war, government regulation, international or domestic ban or restriction and power failure, technical failure and other unforeseeable, unavoidable and insurmountable events and trading abnormalities specified in the Exchange’s rules.

Party A shall not be held liable for temporary or permanent shutdown of trading system caused by occurrence of force majeure events and change of national laws, rules, regulations and policies and release of emergency measures; party B shall explain to the investors and undertake the risks.

Party A can neither control the interruption and connection of the telecommunication signals and maintain the Internet unblocked nor ensure stability of party B’s network equipment and telecommunication devices, therefore party B shall independently cover the losses caused by interruption of quotation and trading, and party A is released from any responsibilities.

Article 8 Dispute settlement

Any disputes arising from performance of this Agreement shall be settled through friendly negotiations by both parties. If such negotiations fail, such dispute can be submitted to China International Economic and Trade Arbitration Commission, Tianjin International Economic and Financial Arbitration Center for arbitration according to currently effective arbitration rules of the Center. The arbitration award is final and is binding to both parties hereof.

Article 9 Modification of agreement

For the unaccomplished matters hereof, party A and party B can sign a supplementary agreement or modification agreement through friendly negotiations. Such supplementary agreement or modification agreement is a constitute part of this Agreement and have same legal effect.

Article 10 Termination of agreement

If party A terminates (cancels) party B’s membership as per relevant regulations, this Agreement shall terminate accordingly.

Article 11 Supplementary provisions

1. From the date when this Agreement takes effect, if there is any conflict between the articles contained in the agreements signed by party A and party B previously and this Agreement, this Agreement shall prevail.

2. The appendixes hereto are constituent parts of this Agreement and have legal effects equal to this Agreement.

3. Party A has the rights to amend the relevant trading systems, rules and methods from time to time based on the trading or market situations, and formulate new systems, rules and methods based on the trading or market situations, and party A accepts this and promises to abide by and execute the amended or newly formulated systems, rules and methods without preconditions.

4. Party A has the rights to review party B’s clients and their trading data, and suspend the trading with any client at any time party A thinks necessary, and party B shall have no objection.

5. This Agreement comes into effect from the date when both parties sign and affix seals to it. It is made in duplicate and each party hods one copy. Both copies have the same legal effect.

(No text below)

Party A: Tianjin Precious Metals Exchange Co., Ltd.	Party B: Tianjin Rong Jin Hui Yin Precious Metals Management Co., Ltd.
Seal: Tianjin Rong Jin Hui Yin Precious Metal Management Co., Ltd.	Seal: Tianjin Precious Metals Exchange
Signature of Authorized Representative: /s/ Tianjin Rong Jin Hui Yin Precious Metal Management Co., Ltd.	Signature of Authorized Representative:	/s/ Wenbin Chen

Date: February 12, 2014	Date: February 12, 2014